Exhibit 10.8

                         DEL MONTE FOODS
                ANNUAL INCENTIVE AWARD PLAN (AIAP)


                         PLAN DESCRIPTION

Purpose

The Del Monte Annual Incentive Award Plan (AIAP) has been designed to accomplish three major objectives.

_ To link corporate and business priorities with individual and group performance objectives,

_ To improve company and individual performance by rewarding key employees based on their achievement of financial and program targets and for unique contributions accomplished during the Plan Year, and

_ To provide key employees with the potential for additional compensation in order to be competitive in attracting, motivating, and retaining key executives and managers.


Eligibility

To be eligible for participation in the Annual Incentive Award Plan, (the "Plan") an employee must normally be in Salary Grade 13 or above and not be a participant in a sales incentive program. To be eligible for an award in any given Plan Year, participants are required to be in a bonus eligible position on or before April 1 of that Plan Year, and must be on the active payroll at the time of award distribution. In certain cases, a prorated award may be considered for employees who are involuntarily terminated or who retire if approved by the functional area Executive Vice President and the Executive Vice President, Administration. Voluntary terminations will not be considered for an award if the participant is not on the active payroll on the date of the award distribution. In the case of the death of a Plan participant, a prorated award at target based on the number of months worked during the Plan year will be paid.

Loss of eligibility may occur if the employee's salary grade is changed to a grade below 13 as a result of a reclassification or demotion.

A participant on any leave of absence for longer than 30 consecutive days will be eligible for a prorated bonus award based on the number of months of active participation in the Plan.

Performance Period

The AIAP is a cash based incentive program which provides for potential award payments at the end of the July 1 through June 30 fiscal year performance period.



Target Incentive Awards

Each participant has a target annual incentive award opportunity expressed as a percent of annual base salary. This award opportunity is determined by salary grade level.

                                     Target Incentive
           Salary                        as a % of
           Grade                       Base Salary
           -----                        ----------
             20                             30.0
             19                             27.5
             18                             25.0
             17                             22.5
             16                             20.0
             15                             17.5
             14                             15.0
             13                             10.0

Employees who become eligible during the Plan Year (on or before April 1) will be eligible to receive a prorated incentive based on the number of months of participation in the Plan.


Management By Objectives (MBOs)

Individual award payments are based upon overall Company performance, individual performance against Management By
Objectives (MBOs), and exceptional unplanned unique contributions accomplished by a participant during the Plan Year.

Prior to the beginning of each Plan Year, specific financial, market share, and key program objectives for Del Monte will be established. Functional area and staff executives supplement these as appropriate and Plan participants develop individual target objectives, or Management By Objectives (MBOs) for the Plan Year which ultimately support those established by the Del Monte Foods President and Chief Executive Officer.

The document on which objectives are recorded is the Management
By Objectives Form ("MBOs"). It provides managers with a planning, communication and decision making tool to be used in managing performance.

The MBOs identify the Financial, Program and Unique objectives and results used in the AIAP calculation. MBOs must be completed by every incentive eligible employee in order to participate in the program.

       - Incumbent Financial Objectives:

         This measure is based on the established business financial targets for which an incumbent is responsible. Weighting and scoring of this measure will vary by function. If an incumbent financial measure does not exist, weighting will be based solely on overall Corporate Financial results.

         Financial objectives will be appropriately weighted to reflect the relative importance of the measurement. Financial results will be evaluated against the financial targets which were established at the beginning of the Plan Year.

       - Program Objectives (Nonfinancial):

         To assist each Plan participant in focusing upon critical priorities, there should be no more than 4 to 6 key objectives which are based on business activities in one or more of the following areas: marketing, sales, distribution, manufacturing, organization, technology/research and development. Every effort should be made to identify objectives that will reflect the individual contributions to be made by the Plan participant.

         If the participant is responsible for Incumbent
         Financial measures, there may be 3 to 4 Program objectives...if no Incumbent Financials, then 5 or 6 Program objectives may be appropriate.

         Program objectives should be:

           - Short and concise: no more than a few
             descriptive lines which should be
             expressed as an action to be taken, i.e.,
             "Design", "Implement", "Conduct",
             "Deliver", "Achieve"....

           - Measurable:  All objectives should be
             measurable  reflecting the strategic
             thrust of the business and specific needs in their respective functional areas.

           - Challenging:  Objectives should be
             realistic and provide for additional
             effort above normal routine
             activities.

           - Time Oriented:  Objectives  should be
             targeted to a specific completion date.

              Unique:

              Unique contributions are innovative events or accomplishments that are unplanned in nature and can not be scheduled. Individual Unique activities during the Fiscal Year will be reviewed at year-end. The Company reserves the right to alter the weighting in the combined Program/Unique measure at year-end to reflect the magnitude and impact of the Unique contribution(s).

Target objectives are to be reviewed a minimum of 6 months into the Plan Year for progress or for recommended minimal revision based on the Company's ongoing performance during the Plan Year.
Any revisions to the originally established goals must be approved by a member of Executive Management.

At the end of the Plan Year, overall Company, Business Unit, and Individual performance will be evaluated comparing actual results against targets. Incentive awards will then be calculated based on the performance measurement values determined from this evaluation process.


AIAP Aggregate Bonus Pool

At the end of each Plan Year, Del Monte's worldwide financial performance will be reviewed (actual performance vs. target) and used to determine a Company Performance Index which will be applied to the aggregate bonus fund to establish the incentive award pool for that Plan Year. Functional area bonus pools will then be calculated by multiplying the overall Company Performance Index times each functional area's targeted bonus fund.

Determining Individual Awards

The key principle behind determining an individual bonus award is "Pay for Performance."

Individual awards are based upon how well the participant met each objective established on the MBO form, the overall performance of the Company, and any unique contributions accomplished during the Plan Year.

Individual awards may range from 0% to 200% of the target amount, depending on the participant's level of achievement of each MBO. However, it is important to note that the sum of all individual awards cannot exceed the incentive award pool established for the Plan Year.

After managers have evaluated the performance of their direct reports, completed MBO forms will be reviewed by the Personnel
Generalists for functional area consistency.

After the recommended awards are consolidated for each functional area, a budget pool factor will be applied to each award calculation to ensure that the actual award amounts for each functional area do not exceed the approved pool.

Example of annual incentive award calculation:

         Eligible base salary earnings = $100,000
         Target award percentage = 20%
         Individual performance of MBOs = 120%
         Company financial performance index = 125%

         Recommended Award = $100,000 x .20 x 1.20 x 1.25 = $30,000

         For this example, after the consolidation of recommended awards, the established award pool for this functional area has been exceeded. A bonus pool factor of .95 is applied to each award calculation to adjust the aggregate awards to the pool amount.

         Recommended award = $30,000
         Budget pool factor = .95

         Final Award Calculation = $30,000 x .95 = $28,500

Final approval for incentive award payment will be made by the President and CEO.

Payment of awards will be made as soon as practicable and can generally be expected during the first quarter of the following
Plan Year.

The Del Monte Annual Incentive Award Plan is intended to be directly responsive to individual performance with the flexibility to measure, score, and reward each participant's contribution to the Company's overall business results.

The Company reserves the right to amend, modify or cancel the program at any time.

                   ANNUAL INCENTIVE AWARD PLAN
                              (AIAP)


                    F1997 PLAN YEAR AMENDMENTS





The following modifications to the Annual Incentive Award Plan
(AIAP) will be implemented beginning fiscal 1997:

- The Corporate financial objective will be based on the Annual Operating Plan ("AOP") MAPE objective.

- Program objectives will be limited to no more than two (2) for each participant. They should be SMART:
]
                                  -  Specific
                                  -  Measurable
                                  -  Attainable
                                  -  Relevant
                                  -  Time oriented

     and have a positive impact on overall Corporate  objectives.
     No objective should mimic the elements of a participant's job description.

-    Weighted scoring for plan participants will vary by job level:

                                                      Program/
       Title                       AOP          Unique Objectives

       Vice President              50%                   50%
       Director                    40%                   60%
       Manager                     30%                   70%